Exhibit 99.1

Disclaimer This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecast. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in the Company’s credit ratings; the impact of the People’s United Financial, Inc. (“People’s United”) acquisition; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2022, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendix for reconciliation of GAAP with corresponding non-GAAP measures, as indicated in the presentation.

Purpose To make a difference in people’s lives. Mission We are a bank for communities – committed to improving the lives of our customers and all the communities we touch. Operating Principles Local Scale Credit Discipline Operating & Capital Efficiency

Making a positive impact on our communities, customers, and colleagues

Sustainability Accomplishments and Highlights

Fostering Prosperity in Our Communities


24/7

- **Ranked #6 SBA Lender in the country (FY2023)**, the 15th consecutive year among the nation's top 10 SBA Lenders
- **$2.26 billion** in financing to projects that contain affordable housing; **2,657 home purchase loans** to low-and moderate-income residents
- **~159,000 hours dedicated** by M&T staff to volunteering in our communities
- **~$47 million in The M&T Charitable Foundation grants** committed to supporting our communities
- **Highest possible CRA rating** from Federal Reserve since 1982

Investing in Our Employees



- **Consistent investment** in talent development programs spanning 4 decades
- **9.5 years** average employee tenure
- **>760,000** hours of training for M&T colleagues
- **82 Employee Resource Group** chapters with over 7,000 employee participants
- **83%** employee engagement

Strong Governance and Consistent Leadership


INVOICE
PAY

- **94%** of Board members are independent
- More than 40% of our Board of Directors team is diverse (**24%** of directors were women, **18%** of directors were people of color)
- **59%** of directors had tenure of five years or less
- **18-year average tenure** for executive management

Preserving our Environment


24/7

- **$231.6 million** invested in the renewable energy sector
- **13% reduced** electricity consumption since 2019[(1)]
- **46% reduced** Scope 1 emissions since 2019[(1)]
- **14% reduced** Scope 2 emissions since 2019[(1)]

Note: All data except for SBA data are as of December 31, 2022. (1) Numbers above reflect legacy M&T and do not include People's United Bank ("PUB").

M&T Bank Corporation | 4

Revenues grew +18% YoY to $9.6 billion PPNR, grew +22% YoY to $4.2 billion Diluted EPS, grew +37% YoY Note: (1) See Appendix 1 for reconciliation of GAAP with these non-GAAP measures. GAAP ($ in millions, except per share) 2023 2022 Revenues $9,643 $8,179 Noninterest Expense $5,379 $5,050 Provision for Credit Losses $645 $517 Net Income $2,741 $1,992 Diluted EPS $15.79 $11.53 Return on Assets 1.33% 1.05% Return on Common Equity 11.06% 8.67% Net Interest Margin 3.83% 3.39% Net Charge-offs % Avg Loans 0.33% 0.13% GAAP - Adjusted (Non-GAAP)(1) ($ in millions, except per share) 2023 2022 Revenues $9,418 $8,042 Noninterest Expense $5,182 $4,577 Provision for Credit Losses $645 $517 Net Income $2,730 $2,426 Diluted EPS $15.72 $14.17 Return on Assets 1.33% 1.28% Return on Common Equity 11.01% 10.65% PPNR $4,232 $3,471 Full Year 2023 Earnings Highlights

Revenues declined -8% YoY to $2.3 billion PPNR, declined -9% YoY to $1.0 billion Diluted EPS, declined -36% YoY Note: (1) See Appendix 1 for reconciliation of GAAP with these non-GAAP measures. GAAP       ($ in millions, except per share) 4Q23 3Q23 4Q22 Revenues $2,300 $2,335 $2,509 Noninterest Expense $1,450 $1,278 $1,408 Provision for Credit Losses $225 $150 $90 Net Income $482 $690 $765 Diluted EPS $2.74 $3.98 $4.29 Return on Assets 0.92% 1.33% 1.53% Return on Common Equity 7.41% 10.99% 12.59% Net Interest Margin 3.61% 3.79% 4.06% Net Charge-offs % Avg Loans 0.44% 0.29% 0.12% GAAP - Adjusted (Non-GAAP)(1)       ($ in millions, except per share) 4Q23 3Q23 4Q22 Revenues $2,300 $2,335 $2,373 Noninterest Expense $1,253 $1,278 $1,228 Provision for Credit Losses $225 $150 $90 Net Income $628 $690 $801 Diluted EPS $3.62 $3.98 $4.50 Return on Assets 1.19% 1.33% 1.60% Return on Common Equity 9.77% 10.99% 13.20% PPNR $1,043 $1,057 $1,148 Fourth Quarter 2023 Earnings Highlights

Net Interest Income & Net Interest Margin QoQ Drivers Taxable-equivalent net interest income(1) decreased -$55 million QoQ Driven largely by higher interest rates on customer deposit funding An unfavorable funding mix change Partially offset by higher interest rates on earning assets Net interest margin declined -18 bps QoQ to 3.61% Unfavorable deposit mix shift (-7 bps) Cost of additional liquidity (-6 bps) Net impact from the higher rates on customer deposit funding, net of the benefit from higher rates on earning assets (-5 bps) Note: (1) Taxable-equivalent net interest income is a non-GAAP measure that adjusts income earned on a tax-exempt asset to present it on an equivalent basis to interest income earned on a fully taxable asset. (1)

Balance Sheet – Overview

Average Balances, $ in billions, except per share	4Q23	3Q23	4Q22	Change 4Q23 vs 3Q23	Change 4Q23 vs 4Q22
Interest-bearing Deposits at Banks	$30.2	$26.7	$25.1	13%	20%
Investment Securities	$27.5	$28.0	$25.3	-2%	9%
Commercial and Industrial “C&I”	$55.4	$54.5	$49.9	2%	11%
Commercial Real Estate “CRE”	$33.5	$34.3	$35.8	-2%	-6%
Residential Mortgage	$23.3	$23.6	$23.3	-1%	-
Consumer	$20.6	$20.2	$20.4	2%	1%
Total Loans	$132.8	$132.6	$129.4	-	3%
Earning Assets	$190.5	$187.4	$179.9	2%	6%
Deposits	$164.7	$162.7	$163.5	1%	1%
Borrowings	$13.1	$12.6	$5.4	4%	142%
Common Shareholders’ Equity	$24.5	$24.0	$23.3	2%	5%
As of Quarter End					
Book Value per Common Share	$150.15	$145.72	$137.68	3%	9%
Tangible Book Value per Common Share(1)	$98.54	$93.99	$86.59	5%	14%
Tangible Common Equity / Tangible Assets(1)	8.20%	7.78%	7.63%	42 bps	57 bps
Common Equity Tier 1 (CET1) Capital Ratio(2)	10.98%(2)	10.95%	10.44%	3 bps	54 bps

- Capital levels strong with CET1 ratio of **10.98%**(2)

Note: The table above reflects the reclassification of the substantial majority of its loans secured by commercial real estate that were considered owner-occupied to commercial and industrial loans as described on slide 21. (1) See Appendix 2 for reconciliation of GAAP with these non-GAAP measures. (2) December 31, 2023 CET1 ratio is estimated.

M&T Bank Corporation | 9

Balance Sheet – Average Loans QoQ Drivers Average loans +$0.2 billion or less than +1% QoQ: C&I loans increased +2% (+$854 million) QoQ, driven by growth in our dealer, fund banking and corporate and institutional businesses CRE loans declined -2% (-$834 million) QoQ, driven largely by our continued strategy to better serve CRE customers in most capital-efficient manner possible Residential mortgage loans decreased -1% (-$234 million) QoQ, driven by pay downs in the held-for-investment portfolio Consumer loans increased +2% (+$368 million) QoQ, driven by growth in recreational finance, producing higher margins on consumer products Note: The chart above reflects the reclassification of the substantial majority of its loans secured by commercial real estate that were considered owner-occupied to commercial and industrial loans as described on slide 21.

$55.7B TOTAL Balance Sheet – Securities and Cash Average Investment Securities and Yield Securities and Cash – at 12/31/23   Duration Pre-tax Unrealized Loss AFS ~1.3 years $251 million HTM ~5.4 years $1,022 million Total Debt Securities ~3.7 years $1,273 million $56.7B TOTAL

Balance Sheet – Average Deposits QoQ Drivers Average deposits +$2.0 billion or +1% QoQ: Continued deposit mix shift to higher cost deposits given increased competition and customer behavior Approximately 75% of the increase in average deposits is due to customer deposit balances Average demand deposits declined -$3.8 billion in favor of commercial sweeps and customer money market savings and time deposits

Change 4Q23 vs $ in millions 4Q23 3Q23 4Q22   3Q23 4Q22 Mortgage Banking Revenues $112 $105 $82 8% 38% Service Charges on Deposits $121 $121 $106   - 14% Trust Income $159 $155 $195 2% -19% Brokerage Services $26 $27 $22   -3% 17% Non-hedge Derivatives / Trading $11 $9 $14 23% -18% Securities G/L $4 - ($4)   - - Other Revenues from Operations $145 $143 $267 2% -45% Noninterest Income $578 $560 $682   3% -15% Income Statement – Noninterest Income Noninterest income increased +$19 million or +3% QoQ: Mortgage banking revenues increased +$8 million QoQ: Reflects higher margins on sales of commercial real estate loans Gain (loss) on bank investment securities increased +$4 million QoQ. Trust income increased +$3 million or +2% QoQ: Reflects improved sales activity Other revenues from operations increased +$3 million or +2% QoQ: Reflects higher letter of credit and other credit-related fees Note: (1) 4Q22 noninterest income included a $136 million gain on sale of M&T Insurance Agency. (2) 2Q23 noninterest income included a $225 million gain on sale from the sale of Collective Investment Trust business. QoQ Drivers Gain on MTIA Sale(1) Gain on CIT Sale(2)

Income Statement – Noninterest Expenses



Charitable Contribution(1)
FDIC Special Assessment(1)
$1,408
$63
$1,345
$1,359
$1,342
$1,293
$1,278
$1,278
$1,263
$1,450
$1,435
$ IN MILLIONS
53.3%
55.5%
48.9%
53.7%
62.1%
Adjusted Efficiency 50.7%(2)
Adjusted Efficiency 53.4%(3)
Adjusted Efficiency 53.6%(4)
4Q22
1Q23
2Q23
3Q23
4Q23
Operating Noninterest Expense
Intangible Amort & Merger-Related
Total Noninterest Expense
Efficiency Ratio

$ in millions	4Q23	3Q23	4Q22	Change 4Q23 vs 3Q23	Change 4Q23 vs 4Q22
Salaries & Benefits[5]	$724	$727	$693	-	4%
Equip & Occupancy	$134	$131	$135	2%	-
Outside Data Proc & SW	$114	$111	$106	3%	8%
Professional and other services	$99	$89	$129	12%	-23%
FDIC Assessments	$228	$29	$24	676%	849%
Advert. & Marketing	$26	$23	$27	11%	-7%
Other Expense	$110	$153	$231	-28%	-52%
Operating Expense[1]	$1,435	$1,263	$1,345	14%	7%
Merger-Related	-	-	$45	-	-100%
Intangible Amortization	$15	$15	$18	-	-15%
Total Noninterest Expense	**$1,450**	**$1,278**	**$1,408**	14%	3%

QoQ Drivers

Operating expenses (excluding merger-related and amortization of core deposits and other intangible assets) increased **+$173 million** or **+14% QoQ;** or decreased **-$24 million** or **-2%** excluding the FDIC special assessment of **$197 million** in 4Q23.

- Other expense decreased **-$43 million** or **-28% QoQ**, reflecting:
  - Losses associated with certain retail banking activities recognized in 3Q23
  - Lower merchant discount and credit card fees
- Professional and other services increased **+$10 million** or **+12% QoQ:**
  - Reflects lower legal-related expenses in 3Q23

Note: The table above reflects the other expense recategorization described in more detail on Slide 21. (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures. Noninterest operating expense excludes merger-related expenses and amortization of core deposit and other intangible assets. (2) 4Q22 adjusted efficiency ratio excludes $135 million in charitable contributions from numerator and $136 million gain on sale of M&T Insurance Agency from denominator. (3) 2Q23 adjusted efficiency ratio excludes $225 million gain on sale of CIT from the denominator. (4) 4Q23 adjusted efficiency ratio excludes $197 million FDIC special assessment from the numerator. (5) Non-merger-related severance charges for 4Q23, 3Q23 and 4Q22 were $12 million, $6 million and $1 million, respectively.

M&T Bank Corporation | 14

Credit Nonaccrual Loans Net Charge-offs Provision for Credit Losses Allowance for Credit Losses Net charge-off ratio YTD of 0.33% equal to long-term average

Criticized C&I and CRE Loans $1.5B QoQ Criticized Increase: Non-owner-occupied C&I Loans +$663 million CRE +$816 million Permanent CRE +$441 million Construction +$375 million 96% of criticized accrual loans are current 53% of criticized nonaccrual loans are current Loan Review Activity: Completed thorough CRE reviews covering more than 60% of all CRE loans, including maturities in the next 12 months, construction loans, watch loans and all criticized loans Also reviewed C&I portfolio, with a focus on watch and all criticized loans Reserve Impact: Criticized loans generally carry higher loss reserves Reflecting strong collateral values, the reserve ratio for nonaccrual loans was ~13%

Criticized CRE Loans December 31, 2023 September 30, 2023 Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized Outstanding Criticized Accrual Criticized Nonaccrual Total Criticized (In millions) Permanent finance by property type                                   Apartments/Multifamily $ 6,165 $ 1,184 $ 115 $ 1,299 $ 6,198 $ 1,006 $ 102 $ 1,108 Retail/Service     5,912   1,075   227   1,302   5,989   925   246   1,171 Office 4,727 879 185 1,064 4,898 859 270 1,129 Health services     3,615   1,364   117   1,481   3,683   1,038   175   1,213 Hotel 2,510 496 210 706 2,677 614 240 854 Industrial/Warehouse     2,034   224   13   237   2,114   177   19   196 Other 314 28 2 30 301 2 5 7 Total permanent     25,277   5,250   869   6,119   25,860   4,621   1,057   5,678 Construction/development 7,726 2,527 174 2,701 7,881 2,187 139 2,326 Total commercial real estate     $ 33,003   $ 7,777   $ 1,043   $ 8,820   $ 33,741   $ 6,808   $ 1,196   $ 8,004 Percent criticized - total commercial real estate 26.7% 23.7%

Criticized C&I Loans

	December 31, 2023				September 30, 2023			
	Outstanding	Criticized Accrual	Criticized Nonaccrual	Total Criticized	Outstanding	Criticized Accrual	Criticized Nonaccrual	Total Criticized
				(In millions)				
Commercial and industrial excluding owner-occupied real estate by industry								
Financial and insurance	$ 10,679	$ 346	$ 3	$ 349	$ 9,675	$ 11	$ 1	$ 12
Services	6,715	295	100	395	6,587	293	30	323
Manufacturing	5,981	549	65	614	5,973	395	58	453
Motor vehicle and recreational finance dealers	6,242	164	51	215	5,442	20	97	117
Wholesale	3,803	180	45	225	3,659	235	60	295
Transportation, communications, utilities	3,342	195	71	266	3,347	205	49	254
Retail	2,727	102	35	137	2,809	119	52	171
Construction	2,092	173	62	235	2,147	170	55	225
Health services	1,950	297	28	325	1,925	321	22	343
Real estate investors	1,684	189	4	193	1,743	132	2	134
Other	1,889	123	50	173	1,751	78	59	137
Total commercial and industrial excluding owner-occupied real estate	$ 47,104	$ 2,613	$ 514	$ 3,127	$ 45,058	$ 1,979	$ 485	$ 2,464
Owner-occupied by industry								
Services	$ 2,162	$ 154	$ 51	$ 205	$ 2,120	$ 160	$ 58	$ 218
Motor vehicle and recreational finance dealers	1,867	10	7	17	1,872	7	7	14
Retail	1,541	107	13	120	1,468	35	30	65
Wholesale	940	28	2	30	952	40	3	43
Manufacturing	842	64	24	88	827	74	22	96
Real estate investors	818	26	12	38	841	27	16	43
Health services	656	55	26	81	656	49	22	71
Other	1,080	32	21	53	1,097	30	21	51
Total owner-occupied real estate	9,906	476	156	632	9,833	422	179	601
Total	$ 57,010	$ 3,089	$ 670	$ 3,759	$ 54,891	$ 2,401	$ 664	$ 3,065
Percent criticized - excluding owner-occupied real estate				6.6%				5.5%
Percent criticized - owner-occupied real estate				6.4%				6.1%
Percent criticized - total commercial and industrial				6.6%				5.6%

M&T Bank Corporation | 18

Capital CET1 capital ratio increased +3 bps to 10.98%(1) at 4Q23 Tangible book value per share increased +5% to $98.54 Note: (1) December 31, 2023 CET1 ratio is estimated. (2) See Appendix 2 for reconciliation of GAAP with this non-GAAP measures. CET1 TBVPS(2) QoQ Drivers Tangible common equity to tangible assets was 8.20% at the end of 4Q23 AFS and pension-related AOCI would have impacted the CET1 capital ratio by ~(20) bps at the end of 4Q23 (1) (1)

2024 Outlook

		2024 Outlook	Comments
Income Statement	**Net Interest Income** ***Taxable-equivalent***	$6.7 billion to $6.8 billion	• NIM in the 3.50s • Reflects the impact of higher deposit funding costs and impact of Fed cuts • Expect to shift portion of cash to securities • Potential additional hedging actions to protect NII as rates decline
	Fee Income	$2.3 billion to $2.4 billion	• Lower rates to drive stronger growth in residential and commercial mortgage banking revenues • Growth in trust income from higher equity markets (CIT-related 2023 trust income was ~$60 million) • Includes estimated Bayview distribution
	GAAP Expense ***Includes intangible amortization***	$5.25 billion to $5.30 billion	• Continued focus on managing expense • Includes seasonally higher compensation in 1Q (~$110 million) • Includes amortization of intangible in the $53 million range
	Net Charge-Offs ***% of Average Loans***	~40 basis points	• NCO normalization in commercial and consumer loan portfolios • CRE NCOs remain elevated
	Tax Rate ***Taxable Equivalent***	24.5% +/- 50bps	
Average Balances	**Loans**	$134 billion to $136 billion	• Growth in commercial and consumer, declines in CRE and residential mortgage
	Deposits	$163 billion to $165 billion	• Focus on growing customer deposits • Brokered deposits expect to decline through the year
	Share Repurchases	Currently paused	• Resumption to consider: 2024 Stress Test Results, further clarity on Basel III Endgame regulations, and stabilizing economic outlook

M&T Bank Corporation | 20

Financial Reporting Changes At December 31, 2023, the Company reclassified the substantial majority of its loans secured by commercial real estate that were considered owner-occupied to commercial and industrial loans to reflect the variation in the management and underlying risk profile of such loans as compared with investor-owned commercial real estate loans. Prior periods were reclassified to conform to the current presentation. In the fourth quarter of 2023, the Company completed modifications to its management reporting system to conform its internal profitability reporting with certain organizational changes that resulted in the realignment of its business operations into three reportable segments: Commercial Bank, Retail Bank and Institutional Services and Wealth Management. The change will be reflected in the Company’s upcoming Annual Report on Form 10-K filing for the year ended December 31, 2023. In the fourth quarter of 2023, the Company began presenting “professional and other services” as an individual component of “other expense” while combining the presentation of “printing, postage, and supplies” into “other cost of operations” within the Consolidated Statement of Income. Prior periods were reclassified to conform to the current presentation. Owner-occupied reclassification Segment reorganization Other expense recategorization

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Prudent growth ~2x peers
- Leading position in core markets

Strong Shareholder Returns

- 15-20% ROATCE
- ~9% annual TSR
- Robust dividend growth
- 6% TBV per share growth

Source: FactSet, S&P Global, Company Filings.
Note: Source: FactSet, S&P Global, Company Filings. Note: (1) Branch and deposit data as of 6/30 of the year under consideration, pro forma for pending / closed M&A. Growth vs. peers represents each bank's median branch deposit growth from 2019-2023 relative to that bank's median city projected population growth from 2023-2028. (2): ROATCE average from 2013-2023. Adjusted for amortization of core deposit and other intangible assets, merger related expenses, tax rate changes, and normalized provisions for credit losses in 2020. (3): Annual TSR represents CAGR of the average trailing 3 year total shareholder returns (consisting of price returns and dividends assuming reinvestment of dividends received) during 2013-2023. (4): Dividend growth represents CAGR of common dividends per share from 2013-2023. (5): TBV per share growth represents CAGR from 2013-2023.

M&T Bank Corporation 22

Appendix 1

GAAP to GAAP – Adjusted (Non-GAAP) Reconciliation

In millions	4Q22	1Q23	2Q23	3Q23	4Q23	2022	2023
Revenues							
Net interest income - GAAP	$1,827	$1,818	$1,799	$1,775	$1,722	$5,822	$7,115
Total other income - GAAP	682	587	803	560	578	2,357	2,528
Subtotal	2,509	2,405	2,602	2,335	2,300	8,179	9,643
Gain on CIT	-	-	(225)	-	-	-	(225)
Gain on MTIA	(136)	-	-	-	-	(136)	-
Revenues - GAAP Adjusted	$2,373	$2,405	$2,378	$2,335	$2,300	$8,042	$9,418
Noninterest expense							
Noninterest expense - GAAP	$1,408	$1,359	$1,293	$1,278	$1,450	$5,050	$5,379
FDIC special assessment	-	-	-	-	(197)	-	(197)
Charitable contribution	(135)	-	-	-	-	(135)	-
Merger-related expense	(45)	-	-	-	-	(338)	-
Noninterest expense - GAAP Adjusted	$1,228	$1,359	$1,293	$1,278	$1,253	$4,577	$5,182
PPNR							
Revenues - GAAP Adjusted	$2,373	$2,405	$2,378	$2,335	$2,300	$8,042	$9,418
(Gain)/loss on bank investment securities	4	-	(1)	-	(4)	6	(4)
Noninterest expense - GAAP Adjusted	(1,228)	(1,359)	(1,293)	(1,278)	(1,253)	(4,577)	(5,182)
Pre-provision net revenue	$1,148	$1,046	$1,084	$1,057	$1,043	$3,471	$4,232

M&T is providing supplemental reporting of its results on a “GAAP – Adjusted” basis, from which M&T excludes the after-tax effect of certain notable items of significance. Although “GAAP – Adjusted” income as presented by M&T is not a GAAP measure, M&T management believes that this information helps investors understand the effect of such notable items in reported results.

Note: Tables in appendices may not foot due to rounding

M&T Bank Corporation | 24

Appendix 1 Note: (1) After any related tax effect GAAP to GAAP – Adjusted (Non-GAAP) Reconciliation In millions, except per share 4Q22 1Q23 2Q23 3Q23 4Q23 2022 2023 Net income Net income - GAAP $765 $702 $867 $690 $482 $1,992 $2,741 FDIC special assessment(1) - - - - 146 - 146 Gain on CIT(1) - - (157) - - - (157) Gain on MTIA(1) (98) - - - - (98) - Charitable contribution(1) 100 - - - - 100 - Merger-related expense(1) 33 - - - - 431 - Net income - GAAP Adjusted $801 $702 $710 $690 $628 $2,426 $2,730 Diluted EPS Diluted EPS - GAAP $4.29 $4.01 $5.05 $3.98 $2.74 $11.53 $15.79 FDIC special assessment(1) - - - - 0.88 - 0.88 Gain on CIT(1) - - (0.94) - - - (0.94) Gain on MTIA(1) (0.57) - - - - (0.57) - Charitable contribution(1) 0.58 - - - - 0.58 - Merger-related expense(1) 0.20 - - - - 2.63 - Diluted EPS - GAAP Adjusted $4.50 $4.01 $4.11 $3.98 $3.62 $14.17 $15.72

Appendix 2

GAAP to Net Operating (Non-GAAP) Reconciliation

In millions	4Q22	1Q23	2Q23	3Q23	4Q23	2022	2023
Other expense							
Other expense	$1,408	$1,359	$1,293	$1,278	$1,450	$5,050	$5,379
Amortization of core deposit and other intangible assets	(18)	(17)	(15)	(15)	(15)	(56)	(62)
Merger-related expenses	(45)	-	-	-	-	(338)	-
Noninterest operating expense	$1,345	$1,342	$1,278	$1,263	$1,435	$4,656	$5,317
Merger-related expenses							
Salaries and employee benefits	$4	-	-	-	-	$102	-
Equipment and net occupancy	2	-	-	-	-	7	-
Outside data processing and software	2	-	-	-	-	5	-
Professional and other services	16	-	-	-	-	72	-
Advertising and marketing	5	-	-	-	-	9	-
Other costs of operations	16	-	-	-	-	143	-
Other expense	45	-	-	-	-	338	-
Provision for credit losses	-	-	-	-	-	242	-
Total	$45	-	-	-	-	$580	-

M&T consistently provides supplemental reporting of its results on a "net operating" or "tangible" basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be "nonoperating" in nature. Although "net operating income" as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

M&T Bank Corporation 26

Appendix 2 GAAP to Net Operating (Non-GAAP) Reconciliation In millions 4Q22 1Q23 2Q23 3Q23 4Q23 2022 2023 Efficiency ratio Noninterest operating expense (numerator) $1,345 $1,342 $1,278 $1,263 $1,435 $4,656 $5,317 Taxable-equivalent net interest income 1,841 1,832 1,813 1,790 1,735 5,861 7,169 Other income 682 587 803 560 578 2,357 2,528 Less: Gain (loss) on bank investment securities (4) - 1 - 4 (6) 4 Denominator $2,527 $2,419 $2,615 $2,350 $2,309 $8,224 $9,693 Efficiency ratio 53.3% 55.5% 48.9% 53.7% 62.1% 56.6% 54.9%

Appendix 2 In millions 4Q22 1Q23 2Q23 3Q23 4Q23 2022 2023 Average assets Average assets $198,592 $202,599 $204,376 $205,791 $208,752 $190,252 $205,397 Goodwill (8,494) (8,490) (8,473) (8,465) (8,465) (7,537) (8,473) Core deposit and other intangible assets (218) (201) (185) (170) (154) (179) (177) Deferred taxes 54 49 46 43 39 43 44 Average tangible assets $189,934 $193,957 $195,764 $197,199 $200,172 $182,579 $196,791 Average common equity Average total equity $25,346 $25,377 $25,685 $26,020 $26,500 $23,810 $25,899 Preferred stock (2,011) (2,011) (2,011) (2,011) (2,011) (1,946) (2,011) Average common equity 23,335 23,366 23,674 24,009 24,489 21,864 23,888 Goodwill (8,494) (8,490) (8,473) (8,465) (8,465) (7,537) (8,473) Core deposit and other intangible assets (218) (201) (185) (170) (154) (179) (177) Deferred taxes 54 49 46 43 39 43 44 Average tangible common equity $14,677 $14,724 $15,062 $15,417 $15,909 $14,191 $15,282 GAAP to Tangible (Non-GAAP) Reconciliation

Appendix 2 In millions 12/31/2022 3/31/2023 6/30/2023 9/30/2023 12/31/2023 Total assets Total assets $200,730 $202,956 $207,672 $209,124 $208,264 Goodwill (8,490) (8,490) (8,465) (8,465) (8,465) Core deposit and other intangible assets (209) (192) (177) (162) (147) Deferred taxes 51 47 44 41 37 Total tangible assets $192,082 $194,321 $199,074 $200,538 $199,689 Total common equity Total equity $25,318 $25,377 $25,801 $26,197 $26,957 Preferred stock (2,011) (2,011) (2,011) (2,011) (2,011) Common equity 23,307 23,366 23,790 24,186 24,946 Goodwill (8,490) (8,490) (8,465) (8,465) (8,465) Core deposit and other intangible assets (209) (192) (177) (162) (147) Deferred taxes 51 47 44 41 37 Total tangible common equity $14,659 $14,731 $15,192 $15,600 $16,371 GAAP to Tangible (Non-GAAP) Reconciliation